ATTACHMENT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               ENEROP CORPORATION

                Under Section 807 of the Business Corporation Law

         The undersigned, W. E. DeForest and G. T. Wehrlin, the President and Secretary respectively of Enerop Corporation, hereby certify:

         1.       The name of the Corporation is Enerop Corporation.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on November 4, 1981.

         3. The Certificate of Incorporation of the Corporation is amended as follows: To amend the provisions stating the name of the corporation.

         4. The text of the Certificate of Incorporation of Enerop Corporation is hereby restated, as amended hereby, to read as herein set forth in full:

         FIRST:       The name of the Corporation is Leidy Hub, Inc.

         SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law, provided that it shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         THIRD: The office of the corporation is to be located in the County of Erie, New York.

         FOURTH:The   aggregate  number of shares which this  corporation  shall have  authority  to issue is 4,000  shares of common stock with a par value of one dollar  ($1.00).  No holder of any share of the Corporation  shall,  because of his ownership of shares,  have a pre-emptive or other right to purchase, subscribe  for, or take any part of any shares or any part of the  notes,  debentures,  bonds,  or  other  securities convertible  into  or  carrying  options  or  warrants  to purchase shares of the Corporation  issued,  optioned,  or sold by it after its incorporation,  whether the shares be authorized  by this  certificate  of  incorporation  or be authorized  by an  amended  certificate  duly filed and in effect at the time of the  issuance or sale of such shares or of such notes, debentures,  bonds, or other securities.
                      Any part of the shares  authorized by this  certificate of incorporation,  or by an amended  certificate  duly filed, and any part of the  notes,  debentures,  bonds,  or other
                      securities   convertible   into  or  carrying  options  or
                      warrants to purchase  shares of the Corporation may at any time be issued, optioned for sale and sold, or disposed of by the Corporation  pursuant to resolution of its Board of
                      Directors   to  such  persons  and  upon  such  terms  and
                      conditions  as  may,  to  such  Board,   seem  proper  and
                      advisable without first offering to existing shareholders the said shares or the said notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of the Corporation, or any part of any thereof.

         FIFTH: The Corporation, by a majority vote of the Board of Directors, may make, alter, amend or rescind its By-Laws. The Corporation may sell all or substantially all of the assets of the Corporation, but no such sale of all or substantially all of the assets of the Corporation shall be made except pursuant to the authorization of at least two-thirds (2/3) of the Board of Directors.

         SIXTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any such process served upon him is 10 Lafayette Square, Buffalo, State of New York.

         SEVENTH: Subject to any limitation provided in any statute of the State of New York, the corporation in furtherance of its corporate purposes shall have all the powers now or hereafter conferred by statute upon, or otherwise legally attributable to, corporations formed under said Business Corporation Law.

         EIGHTH: To the fullest extent that the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended, permits elimination or limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its shareholders for damages for any breach of duty in such capacity. Any repeal or modification of this provision by the shareholders of the corporation shall be prospective only and shall not adversely affect any elimination or limitation of the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

         5. The Restatement of the Certificate of Incorporation of Enerop Corporation was authorized by the Unanimous Written Consent of the Board of Directors followed by the Written Consent of the sole shareholder of Enerop Corporation.

         IN  WITNESS  WHEREOF,   the  undersigned  have  made  and  signed  this
Certificate this 15th day of October, 1993 and they affirm the statements contained herein as true under penalties of perjury.


                             /s/ W.E. DeForest
                             ------------------------
                            W.E. DeForest, President

                             /s/ G.T. Wehrlin
                             ------------------------
                            G. T. Wehrlin, Secretary